Exhibit 99.1
Telos Corporation Announces Third Quarter Results:
Delivers $63.6 Million of Revenue, 32.9% Gross Margin, and $12.0 Million of Cash Flow from Operations
•Exceeded High End of Guidance Range on All Financial Metrics
•Generated $12.0 Million of Cash Flow from Operations and $8.4 Million of Free Cash Flow
•Deployed $4.7 Million to Share Repurchases During the Third Quarter, Totaling $7.7 Million During the First Nine Months of 2022
•Updates 2022 Full-Year Guidance Primarily to Reflect Lower Secure Networks Revenues in the Fourth Quarter
•Announces Retirement of Brendan Malloy, Executive Vice President of Secure Networks

Ashburn, Va. – November 9, 2022 – Telos Corporation (NASDAQ: TLS), a leading provider of cyber, cloud and enterprise security solutions for the world’s most security-conscious organizations, today announced financial results for the third quarter, which exceeded the high end of the Company’s guidance range.
“We are pleased with our financial performance this quarter, which exceeded quarterly expectations for a fourth consecutive reporting period. We are also pleased that the Transportation Security Administration has issued a long-awaited authority to operate for Telos' PreCheck® System,” said John B. Wood, chairman and CEO, Telos. “However, we are disappointed to lower our 2022 outlook primarily as a result of a shortfall in short lead time business wins needed in Secure Networks to backfill revenues from large programs reaching completion over the course of 2022."
The Company reported $63.6 million of revenue, above the high end of the Company’s guidance range, including $32.4 million from Security Solutions and $31.2 million from Secure Networks. Security Solutions revenues were better than expected due to favorable timing on a preexisting program. Secure Networks revenues were in line with expectations. Gross margin was 32.9% and also exceeded the high end of the Company’s guidance range due to better-than-expected sales contribution from the higher-margin Security Solutions segment and better-than-expected margins within the Secure Networks segment. Security Solutions and Secure Networks reported gross margins of 48.0% and 17.2%, respectively. Net loss was $7.3 million. Adjusted EBITDA was $8.6 million and also exceeded the high end of the Company’s guidance range due to better-than-expected gross profit as well as cost management actions that drove lower operating expenses. Net loss margin was negative 11.5%. Adjusted EBITDA margin expanded 80 basis points year-over-year to 13.5%. During the third quarter, cash flow from operations was $12.0 million and free cash flow was $8.4 million. During the first nine months of the year cash flow from operations was $20.1 million and free cash flow was $10.7 million, up significantly from $9.6 million and $1.3 million, respectively, during the comparable period last year due to favorable working capital performance. The Company deployed $4.7 million to repurchase 498,731 shares during the third quarter and $7.7 million to repurchase 859,170 shares during the first nine months of 2022.
Leadership Update:

The Company also announced that Brendan Malloy, Executive Vice President of Secure Networks, will retire at the end of 2022 after serving Telos and its customers for over 26 years.

Third Quarter 2022 Financial Highlights (in millions, except per share data)

	3Q 2022	3Q 2021
Revenue	$63.6	$69.0
Gross Profit	$20.9	$24.9
Gross Margin	32.9%	36.1%
GAAP Net Loss	$(7.3)	$(5.2)
GAAP Net Loss Margin	(11.5)%	(7.6)%
Adjusted Net Income[1]	$6.9	$7.1
Enterprise EBITDA[1]	$(6.2)	$(3.6)
Adjusted EBITDA[1]	$8.6	$8.7
Adjusted EBITDA Margin[1]	13.5%	12.7%
GAAP Net Loss per Share, Diluted	$(0.11)	$(0.08)
Adjusted EPS[1]	$0.10	$0.11
Weighted-average Shares of Common Stock Outstanding, Diluted	67.5	66.8
Cash Flow from Operations	$12.0	$13.0
Free Cash Flow[1]	$8.4	$9.4
1Adjusted EBITDA, Enterprise EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted EPS, and Free Cash Flow are non-GAAP financial measures. Refer to "Non-GAAP Financial Measures" below.

Selected Third Quarter Business Highlights:

TSA PreCheck®
•On October 18, 2022, the Transportation Security Administration (TSA) issued an authority to operate (ATO) to the Company for Telos' PreCheck® System.
•Telos is providing its TSA PreCheck® enrollment services for a trial period to a limited population of applicants in order to validate systems and processes in advance of its full implementation as an authorized TSA PreCheck® enrollment provider.
•Once Telos completes its trial period to the satisfaction of TSA, Telos will launch its services to the public more widely. Telos continues to anticipate this launch will occur in calendar year 2022.

Other Notable Successes
•The Security Solutions business:

•Received Xacta® renewals with several prominent customers including the National Security Agency, Central Intelligence Agency, Defense Intelligence Agency, Federal Bureau of Investigation, Office of Naval Intelligence, National Archives, Social Security Administration, and Oracle.
•Received a new, five-year cyber support contract with the National Security Agency.
•Received contracts for cybersecurity services with large Cloud Service Providers and Data-as-a-Service Providers to expedite ATO processes.
•Continued expansion of the Company’s Designated Aviation Channeling service with several new customers and renewals, including Baltimore/Washington International Thurgood Marshall Airport.
•Achieved a 100% renewal rate on the Company’s Automated Message Handling System.
•The Secure Networks business received several awards including a U.S. Air Force Robotics Process Automation multiyear license contract.

Financial Outlook:
When considering our full-year results, the Company expects sales in the range of $213 million to $217 million and Adjusted EBITDA in the range of $14 million to $16 million. The Company’s revised outlook primarily reflects a shortfall in new business wins needed in Secure Networks to backfill revenues from large programs that have been winding down and coming to successful completion over the course of 2022.

	4Q 2022	Full Year 2022
		Prior	Updated
Revenue	$43 - $47 Million	$226 - $242 Million	$213 - $217 Million
YoY Growth	(33%) – (27%)	(7%) – 0%	(12%) – (10%)
Adjusted EBITDA[1]	$0 - $2 Million	$18 - $24 Million	$14 - $16 Million
1Adjusted EBITDA is a non-GAAP financial measure. Refer to "Non-GAAP Financial Measures" below.

This guidance consists of forward-looking statements and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause the Company’s actual results to differ materially from these forward-looking statements. Adjusted EBITDA is a non-GAAP financial measure. The Company has not provided the most directly comparable GAAP measure to this forward-looking non-GAAP financial measure because certain items are out of the Company’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking Adjusted EBITDA is not available without unreasonable effort.

Webcast Information
Telos will host a live webcast to discuss its third quarter 2022 financial results at 8:30 a.m. Eastern Time today, November 9, 2022. To access the webcast, visit https://register.vevent.com/register/BI6c12508cb42c4d35a14df32e155057eb. Related presentation materials will be made available on the Investors section of the Company’s website at https://investors.telos.com. In addition, an archived webcast will be available approximately two hours after the conclusion of the live event on the Investors section of the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions, and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Reports on Form 10-Q, as well as future filings and reports by the Company, copies of which are available at https://investors.telos.com and on the SEC’s website at www.sec.gov.

Although the Company bases these forward-looking statements on assumptions that its management believes are reasonable when made, the Company cautions the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. Given these risks, uncertainties, and other factors, many of which are beyond its control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures
In addition to Telos’ results determined in accordance with U.S. GAAP, Telos believes the non-GAAP financial measures of Enterprise EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted Earnings Per Share ("EPS") and Free Cash Flow are useful in evaluating operating performance. Telos believes that this non-GAAP financial information, when taken collectively with GAAP results, may be helpful to readers of the financial statements because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

The Company uses the following non-GAAP financial measures (a) to understand and evaluate Telos’ core operating performance and trends, (b) to prepare and approve the Company’s annual budget, (c) to develop short-term and long-term operating plans, and (d) to evaluate the performance of certain management personnel when determining incentive compensation. Telos believes these non-GAAP financial measures facilitate the comparison of the Company’s operating performance on a consistent basis between periods by excluding certain items that may, or could, have a disproportionately positive or negative impact on the Company’s results of operations in any particular period. When viewed in combination with the Company’s results prepared in accordance with GAAP, these non-GAAP financial measures help provide a broader picture of factors and trends affecting the Company’s results of operations.
Enterprise EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow are supplemental measures of operating performance that are not made under GAAP and do not represent, and should not be considered as an alternative to, Net Income (Loss), Net Income (Loss) Margin, Earnings per Share, or Net Cash Flows provided by operating activities, as determined by GAAP.
The Company defines Enterprise EBITDA as net (loss) income, adjusted for non-operating (income) expense, interest expense, provision for (benefit from) income taxes, and depreciation and amortization. The Company defines Adjusted EBITDA as Enterprise EBITDA, adjusted for stock-based compensation expense. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue. The Company defines Adjusted Net Income (Loss) as Net Income (Loss), adjusted for Non-Operating Expense (Income), and Stock-Based Compensation Expense. The Company defines Adjusted EPS as Adjusted Net Income (Loss) divided by the weighted-average number of common shares outstanding for the period. Free Cash Flow is defined as net cash provided by or used in operating activities, less purchases of property and equipment and capitalized software development costs.

Enterprise EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow each has limitations as an analytical tool, and you should not consider any of them in isolation, or as a substitute for analysis of results as reported under GAAP. Among other limitations, Enterprise EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow each does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments, does not reflect the impact of certain cash charges resulting from matters considered not to be indicative of ongoing operations, and does not reflect income tax expense or benefit. Other companies in the Company’s industry may calculate Enterprise EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow differently than Telos does, which limits its usefulness as a comparative measure. Because of these limitations, neither Enterprise EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS nor Free Cash Flow should be considered as a replacement for Net Income (Loss), Net Income (Loss) Margin, Earnings per Share, or Net Cash Flows Provided by Operating Activities, as determined by GAAP, or as a measure of profitability. Telos compensates for these limitations by relying primarily on the Company’s GAAP results and using non-GAAP measures only for supplemental purposes.

About Telos Corporation
Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with solutions for continuous security assurance of individuals, systems, and information. Telos’ offerings include cybersecurity solutions for IT risk management and information security; cloud security solutions to protect cloud-based assets and enable continuous compliance with industry and government security standards; and enterprise security solutions for identity and access management, secure mobility, organizational messaging, and network management and defense. The Company serves commercial enterprises, regulated industries and government customers around the world.

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Media:
media@telos.com

Investors:
InvestorRelations@telos.com

Telos Corporation
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

	(in thousands, except per share amounts)
Revenue – services	$55,305	$62,955	$153,683	$164,016
Revenue – products	8,288	6,026	15,861	14,367
Total revenue	63,593	68,981	169,544	178,383
Cost of sales – services	36,746	40,137	97,913	108,236
Cost of sales – products	5,902	3,967	10,886	8,266
Total cost of sales	42,648	44,104	108,799	116,502
Gross profit	20,945	24,877	60,745	61,881
Selling, general and administrative expenses:
Sales and marketing	3,042	5,363	13,035	14,233
Research and development	3,981	4,863	13,900	14,250
General and administrative	21,591	19,739	68,379	69,452
Total selling, general and administrative expenses	28,614	29,965	95,314	97,935
Operating loss	(7,669)	(5,088)	(34,569)	(36,054)
Other income/(expense)	518	20	648	(1,001)
Interest expense	(181)	(195)	(558)	(583)
Loss before income taxes	(7,332)	(5,263)	(34,479)	(37,638)
(Provision for)/benefit from income taxes	(8)	41	(133)	(6)
Net loss	$(7,340)	$(5,222)	$(34,612)	$(37,644)

Net loss per share:
Basic	$(0.11)	$(0.08)	$(0.51)	$(0.57)
Diluted	$(0.11)	$(0.08)	$(0.51)	$(0.57)

Weighted average shares outstanding:
Basic	67,493	66,755	67,641	65,999
Diluted	67,493	66,755	67,641	65,999

Telos Corporation
Consolidated Balance Sheets
(Unaudited)

	September 30, 2022	December 31, 2021

	(in thousands, except per share and share data)
Assets:
Cash and cash equivalents	$125,332	$126,562
Accounts receivable, net	50,983	59,844
Inventories, net	4,676	1,247
Prepaid expenses	6,069	3,329
Other current assets	930	732
Total current assets	187,990	191,714
Property and equipment, net	5,128	6,088
Finance lease right-of-use assets, net	8,137	9,053
Operating lease right-of-use assets	456	852
Goodwill	17,922	17,922
Intangible assets, net	26,858	19,199
Other assets	908	1,253
Total assets	$247,399	$246,081
Liabilities and Stockholders' Equity:
Liabilities:
Accounts payable and other accrued liabilities	$37,583	$34,548
Accrued compensation and benefits	8,941	6,557
Contract liabilities	6,952	6,381
Finance lease obligations, current portion	1,558	1,461
Operating lease obligations, current portion	408	564
Other current liabilities	1,972	1,430
Total current liabilities	57,414	50,941
Finance lease obligations, non-current portion	11,660	12,840
Operating lease liabilities, non-current portion	108	388
Deferred income taxes	748	723
Other liabilities	436	935
Total liabilities	70,366	65,827
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value, 250,000,000 shares authorized, 67,300,099 shares and 66,767,450 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	106	105
Additional paid-in capital	398,546	367,153
Accumulated other comprehensive loss	(30)	(27)
Accumulated deficit	(221,589)	(186,977)
Total stockholders’ equity	177,033	180,254
Total liabilities and stockholders’ equity	$247,399	$246,081

Telos Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended
	September 30, 2022	September 30, 2021

	(in thousands)
Cash flows from operating activities:
Net loss	$(34,612)	$(37,644)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Stock-based compensation	44,225	47,378
Depreciation and amortization	4,427	4,223
Deferred income tax provision	25	28
Accretion of discount on acquisition holdback	36	7
Loss on disposal of fixed assets	2	9
Provision for doubtful accounts	97	7
Recovery from inventory obsolescence	(108)	(2)
Changes in other operating assets and liabilities
Accounts receivable	8,763	(18,852)
Inventories	(3,321)	1,288
Prepaid expenses, other current assets, and other assets	(2,486)	(3,259)
Accounts payable and other accrued payables	2,635	15,742
Accrued compensation and benefits	371	(519)
Contract liabilities	571	1,579
Other current liabilities and other liabilities	(507)	(348)
Net cash provided by operating activities	20,118	9,637
Cash flows from investing activities:
Capitalized software development costs	(8,580)	(6,672)
Purchases of property and equipment	(815)	(1,645)
Cash paid for acquisition	—	(5,925)
Net cash used in investing activities	(9,395)	(14,242)
Cash flows from financing activities:
Payments under finance lease obligations	(1,083)	(993)
Payment of tax withholding related to net share settlement of equity awards	(3,135)	—
Repurchase of common stock	(7,603)	(1,251)
Proceeds from issuance of common stock, net of issuance costs	—	64,269
Repurchase of outstanding warrants	—	(26,894)
Distributions to Telos ID Class B member – non-controlling interest	—	(2,436)
Net cash (used in)/provided by financing activities	(11,821)	32,695
Net change in cash, cash equivalents, and restricted cash	(1,098)	28,090
Cash, cash equivalents and restricted cash, beginning of period	126,562	106,045
Cash, cash equivalents and restricted cash, end of period	$125,464	$134,135

Non-GAAP Financial Measures (Unaudited)

Reconciliation of Net Loss to Enterprise EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
	For the Three Months Ended				For the Nine Months Ended
	September 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin

	(in thousands)
Net loss	$(7,340)	(11.5)%	$(5,222)	(7.6)%	$(34,612)	(20.4)%	$(37,644)	(21.1)%
Adjustments:
Non-operating (income)/expense	(518)	(0.8)%	(20)	—%	(648)	(0.4)%	1,001	0.6%
Interest expense	181	0.3%	195	0.3%	558	0.3%	583	0.3%
Provision for/(benefit from) income taxes	8	—%	(41)	—%	133	0.1%	6	—%
Depreciation and amortization	1,517	2.4%	1,459	2.1%	4,427	2.6%	4,223	2.4%
Enterprise EBITDA	(6,152)	(9.6)%	(3,629)	(5.2)%	(30,142)	(17.8)%	(31,831)	(17.8)%
Stock-based compensation expense (1)	14,721	23.1%	12,372	17.9%	44,225	26.1%	47,378	26.5%
Adjusted EBITDA	$8,569	13.5%	$8,743	12.7%	$14,083	8.3%	$15,547	8.7%
(1)The stock-based compensation adjustment to EBITDA for the three and nine months ended September 30, 2022, is made up of $15.0 million and $42.2 million, respectively, of stock-based compensation expenses for the awarded RSUs and PRSUs, and $(0.3) million and $2.0 million, respectively, of other sources of stock-based compensation (adjustment)/expense. The other source of stock-based compensation consists of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, it is the Company's discretion whether this compensation will ultimately be paid in stock or cash. The Company has the right to dictate the form of these payments up until the date at which they are paid. Any change to the expected payment form would result in a change in estimate that would add back to Adjusted EBITDA.

Reconciliation of Net Loss to Adjusted Net Income and Adjusted EPS
	For the Three Months Ended				For the Nine Months Ended
	September 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
	Adjusted Net Income/(Loss)	Adjusted Per Share	Adjusted Net Income/(Loss)	Adjusted Per Share	Adjusted Net Income/(Loss)	Adjusted Per Share	Adjusted Net Income/(Loss)	Adjusted Per Share

	(in thousands, except per share data)
Reported GAAP measure	$(7,340)	$(0.11)	$(5,222)	$(0.08)	$(34,612)	$(0.51)	$(37,644)	$(0.57)
Adjustments:
Non-operating (income)/ expense	(518)	(0.01)	(20)	—	(648)	(0.01)	1,001	0.01
Stock-based compensation expense (2)	14,721	0.22	12,372	0.19	44,225	0.65	47,378	0.72
Adjusted non-GAAP measure	$6,863	$0.10	$7,130	$0.11	$8,965	$0.13	$10,735	$0.16
Weighted-average shares of common stock outstanding	67,493		66,755		67,641		65,999
(2)The stock-based compensation adjustment to net loss for the three and nine months ended September 30, 2022, is made up of $15.0 million and $42.2 million, respectively, of stock-based compensation expenses for the awarded RSUs and PRSUs, and $(0.3) million and $2.0 million, respectively, of other sources of stock-based compensation (adjustment)/expense. The other source of stock-based compensation consists of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, it is the Company's discretion whether this compensation will ultimately be paid in stock or cash. The Company has the right to dictate the form of these payments up until the date at which they are paid. Any change to the expected payment form would result in a change in estimate that would add back to Adjusted Net Income/(Loss).

Free Cash Flow
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

	(in thousands)
Net cash flows provided by operating activities	$11,986	$12,991	$20,118	$9,637
Adjustments:
Purchase of property and equipment	(174)	(575)	(815)	(1,645)
Capitalized software development costs	(3,446)	(3,009)	(8,580)	(6,672)
Free cash flow	$8,366	$9,407	$10,723	$1,320